                                                                    Exhibit 23.3

                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 Nos. 333-000000, 333-000000-01, 333-000000-02,
333-000000-03, 333-000000-04) and related Prospectus of Toll Brothers Finance Corp., Toll Brothers, Inc., Toll Corp., Toll Finance Corp., First Huntingdon Finance Corp. and the additional registrants named therein and to the incorporation by reference therein of our report dated December 9, 2003, with respect to the consolidated financial statements and schedule of Toll Brothers, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2003, filed with the Securities and Exchange Commission.



April 12, 2004
Philadelphia, Pennsylvania